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                                                                    EXHIBIT 4(C)


                             LOAN AGREEMENT  BETWEEN

                         THE GENLYTE GROUP INCORPORATED

                                       AND

                            JOBS FOR FALL RIVER, INC.

                            DATED AS OF JULY 1, 1994



          AGREEMENT made this 1st day of July, 1994, between LIGHTOLIER, division of The Genlyte Group, a Delaware corporation with a usual place of business at 63 Airport road, Fall River, Massachusetts ("Borrower"), and JOBS FOR FALL RIVER, INC., a Massachusetts non-profit corporation with its principal place of business at One Government Center, Fall River, Massachusetts ("Lender").

IN CONSIDERATION of the representatives, warranties, covenants and agreements set forth in this Agreement, Lender is making a loan to Borrower in the amount of One Hundred Fifty Thousand ($150,000.00) Dollars ("the Loan"). In connection with the Loan, Borrower is executing a promissory note ("Note"), and certain other documents. This Agreement, together with the Note, and the other documents executed in connection with this Loan are collectively called the "Documents".

SECTION 1.          LOAN.

     1.1  NOTE

          Lender is loaning to Borrower $150,000.00 which Borrower shall repay in accordance with the Borrower's promissory note in the amount of $150,000.00 the form of which is attached hereto and marked Exhibit "A".

     SECTION 2.          REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants as follows:




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     2.1  ORGANIZATION

          Borrower is duly organized, validly existing in good standing and qualified to do business under the laws of the Commonwealth of Massachusetts with full power and authority to own its properties and to conduct its business in the Commonwealth of Massachusetts and such other jurisdictions in which such business has been and is now being conducted.

     2.2  AUTHORITY

          The Borrower has taken all action which may be required by its charter, by-laws and applicable law to authorize the execution, delivery and performance of this Agreement and the Documents.

     2.3  NO CONFLICT

          The execution, delivery and performance by Borrower of this Agreement and the Documents will not violate any provisions of the Borrower's charter or by-laws, and will not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Borrower under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon Borrower.

     2.4  PAYMENT OF TAXES

          Borrower has filed all federal and state tax returns required to be filed, and all taxes shown to be owing on such returns have been paid. Borrower has no knowledge of any deficiency which may become due in connection with such taxes. All other material taxes which are due from Borrower have been paid.


SECTION 3.          COVENANTS

     Until the Note is paid in full, Borrower hereby agrees as follows:

     3.1  PAYMENTS OF LIABILITIES

          Borrower shall pay all liabilities as they become due unless they are contested in good faith, in which case adequate reserves therefor will be maintained.



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     3.2  CONDUCT OF BUSINESS

          Borrower shall keep in full force and effect its existence and all material rights, licenses, patents, leases and franchises reasonably necessary for the conduct of its business and shall comply with the applicable laws and regulations the violation of which would be materially adverse to Borrower. Borrower shall promptly give Lender notice of any unusual problems or developments affecting its business operations which may adversely affect its ability to repay the Loan.

     3.3  MAINTENANCE OF PROPERTY

          Borrower shall keep all of its property, both real and personal, that is material to its business in good order and condition and shall make all necessary repairs, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted.

     3.4  MAINTENANCE INSURANCE

          Borrower shall keep all of its property, both real and personal, that is material to its business insured with financially responsible insurers, or adequately self insured, in amounts sufficient to repair or replace such property in the event of casualty and, on demand from Lender shall furnish Lender with evidence of such policies.

     3.5  FINANCIAL RECORDS

          Borrower shall at all times keep proper books of records and account, in which correct and complete entries shall be made of all its dealings, in accordance with sound accounting practices.

     3.6  EMPLOYMENT BY BORROWER

          Borrower covenants and agrees that the following full time workers and part time workers with compensation to be paid will be added to payroll as a result of this loan, which full time and part time workers will be residents of the City of Fall River:

                              COMPENSATION
FULL TIME      PART TIME      TO BE PAID          PRESENTLY ON PAYROLL
- - --------------------------------------------------------------------------------
   5                          Minimum Wage

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     Borrower further agrees to report to LENDER on a quarterly basis, during each calendar year, its employment status regarding the additional employees and existing employees resulting from application of these loan proceeds. This Loan Agreement is subject to all the conditions and requirements of the Community Development Agency, which conditions and requirements are attached hereto and made a condition hereof. The purpose of the revolving loan fund is to support business activities for which credit is not otherwise available on terms and conditions which would permit the completion and/or the successful operation or accomplishment of the project in Fall River, Massachusetts. The Lender reserves the right to recall the loan if these requirements are not met.


SECTION 4.          DEFAULT

     4.1  NOTE DEFAULT

     Until the Note is paid in full, if any one or more of the following events of default (hereafter each called an "Event of Default") shall occur:

          (a) Borrower fails to pay the principal or interest on the Note within thirty (30) days after it is due;

          (b) Borrower fails to observe or perform any covenant, warranty or agreement to be performed by Borrower under this Agreement, and the same shall not have been remedied within thirty (30) days after written notice thereof from the Lender to the Borrower;

          (c)(i) the filing by Borrower of a petition under any chapter of the Federal Bankruptcy Code or the institution by Borrower of any other proceeding under the law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors; or

            (ii) the filing against Borrower of any involuntary petition under any chapter of the Federal Bankruptcy Code or the institution of any other proceeding under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors where such proceeding or petition is not dismissed or stayed within sixty (60) days from the date on which it is filed or instituted; or

          (d) Borrower ceases business operations in its Fall River facility; then, in each such event, Lender may declare Borrower in default of the Note and exercise the Rights on Default as hereinafter provided.

     4.2  RIGHTS ON DEFAULT
          In the event of the occurrence of an Event of Default under this Agreement, Lender may:


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          (a)  by written notice to Borrower declare the Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          (b) exercise any and all rights which it may have under the Loan Documents. No course of dealing or delay in accelerating the maturity of the Note or in taking or failing to take any other action with respect to any event of default shall affect Lender's right to take such action at a later time. No waiver as to any one default shall affect Lender's rights upon any other default.

     4.3  EXPENSES

          Any payment made or expense incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the preparation of the Documents or the legal exercise of any right under the Documents shall be payable on demand by Borrower.


SECTION 5.          MISCELLANEOUS PROVISIONS

     5.1 Borrower shall from time to time execute such further writings, instruments and documents and do such further acts as Lender may reasonably require to effect the purposes of this Agreement.

     5.2  NOTICES

          Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed, postage prepaid, to a party at the principal place of business specified in this Agreement or such other address as may be specified by notice given after the date hereof.

     5.3  GOVERNING LAW

          This Agreement and all Documents shall be governed and construed under the laws of the Commonwealth of Massachusetts.

     5.4  SUCCESSORS AND ASSIGNS

          This Agreement and all Documents shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of each party.

     5.5  INTERPRETATION

          Reference to the singular or the plural shall be deemed to include the other where the context requires.


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     5.6  PREPAYMENT

          The Loan may be prepaid in whole or in part at any time and from time to time without premium or penalty.

     5.7  SEALED INSTRUMENT

          This Agreement shall have the effect of an instrument under seal.


     IN WITNESS WHEREOF, this Agreement has been executed by its duly authorized representatives on the date first hereinabove written.

                                  LIGHTOLIER DIVISION OF
                                  THE GENLYTE GROUP INCORPORATED




                                  By:_______________________________________
                                  Donna Ratliff, Vice President - Administration
                                       and Corporate Secretary



                                  JOBS FOR FALL RIVER, INC.

                                  By:_________________________________________


                                  Name:_______________________________________

                                  Title:______________________________________








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